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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Coeur d'Alene Mines Corporation:

We consent to the incorporation by reference in the registration statement on Form S-4 of Coeur d'Alene Mines Corporation of our report dated February 13, 2004, with respect to the consolidated balance sheets of Coeur d'Alene Mines Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Coeur d'Alene Mines Corporation and to the reference to our firm under the heading "Experts" in the registration statement.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003.



                                    /s/ KPMG LLP
                                    KPMG LLP



Denver, Colorado
July 8, 2004